Hamilton Insurance Group Reports 2023 Third Quarter Results
Net Income of $43.6 million and Gross Premiums Written Growth of 18.3%
PEMBROKE, Bermuda, December 5, 2023 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or “The Company”) today announced financial results for the third quarter ended September 30, 2023.
Commenting on the third quarter 2023 financial results, Pina Albo, CEO of Hamilton, said:

“It has been a momentous few weeks for Hamilton having closed our initial public offering on November 14th, and we are pleased to be reporting our first quarterly results as a public company.

For the quarter ended September 30, 2023, Hamilton recorded net income of $44 million and a combined ratio of 92.6%. For the nine months year to date, net income was $132 million and the combined ratio was 90.2%.

These results reflect the remarkable transformation of our business over the past few years, notably our commitment to underwriting profitability. I am incredibly proud of the Hamilton team and what we have achieved together.

Hamilton will continue to lean into the current market with the benefit of newly raised capital. Our underwriting platforms in Bermuda, at Lloyd’s and in the US are focused on specialty insurance and reinsurance, and we see tremendous opportunity to expand our business and relationships with key customers and intermediaries.”
Consolidated Highlights – Third Quarter
•Net income of $43.6 million;
•Annualized return on average equity of 9.8%;
•Gross premiums written of $474.1 million, with year over year growth of 18.3%;
•Overall combined ratio of 92.6%, with strong performance across both reporting segments; International combined ratio of 97.7% and Bermuda combined ratio of 86.9%;
•Underwriting income of $24.9 million;
•Catastrophe losses of $7.2 million; and
•Net investment income of $46.3 million; Two Sigma Hamilton Fund return of $51.3 million, or 3.1%, fixed income portfolio loss of $7.8 million, or -0.5% and other investment income of $2.8 million.

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	September 30, 2023	September 30, 2022	Change
Gross premiums written	$474,123	$400,811	$73,312
Net premiums written	383,566	300,811	82,755
Net premiums earned	337,036	294,943	42,093
Underwriting income (loss)	$24,866	$(66,075)	$90,941
Combined ratio	92.6%	122.5%	(29.9%)

Net income (loss) attributable to common shareholders	$43,583	$(136,117)	$179,700
Income (loss) per share attributable to common shareholders - diluted	$0.41	$(1.32)
Book value per common share	$17.35	$16.71
Change in book value per share	2.7%	(7.1%)

Return on average common equity - annualized	9.8%	(30.4%)

	For the Three Months Ended
Key Ratios	September 30, 2023	September 30, 2022	Change
Attritional loss ratio - current year	54.8%	49.6%	5.2%
Attritional loss ratio - prior year	(0.1%)	10.2%	(10.3%)
Catastrophe loss ratio - current year	3.9%	28.3%	(24.4%)
Catastrophe loss ratio - prior year	(1.8%)	(0.6%)	(1.2%)
Loss and loss adjustment expense ratio	56.8%	87.5%	(30.7%)
Acquisition cost ratio	23.3%	22.3%	1.0%
Other underwriting expense ratio	12.5%	12.7%	(0.2%)
Combined ratio	92.6%	122.5%	(29.9%)

•Gross premiums written increased by $73.3 million, or 18.3%, to $474.1 million with an increase of $37.9 million, or 14.1% in the International Segment, and $35.4 million, or 26.9% in the Bermuda Segment.
•Net premiums written increased by $82.8 million, or 27.5%, to $383.6 million with an increase of $50.3 million, or 27.3% in the International Segment, and $32.5 million, or 27.9% in the Bermuda Segment.
•Net premiums earned increased by $42.1 million, or 14.3%, to $337.0 million with an increase of $22.3 million, or 14.3% in the International Segment, and $19.8 million, or 14.3% in the Bermuda Segment.
•Catastrophe losses (current and prior year), net of reinsurance, were $7.2 million, or 2.1 points, driven by the Hawaii wildfires, Hurricane Idalia, Vermont Floods and certain smaller wind events, partially offset by favorable development on convective storms from earlier this year and favorable prior year development.
•Net favorable attritional prior year reserve development was $0.4 million.
Segment Underwriting Results – Third Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2023	September 30, 2022	Change
Gross premiums written	$307,140	$269,228	$37,912
Net premiums written	234,621	184,319	50,302
Net premiums earned	178,632	156,307	22,325
Underwriting income (loss)	$4,057	$(1,363)	$5,420

Key ratios:
Attritional loss ratio - current year	54.6%	46.7%	7.9%
Attritional loss ratio - prior year	(5.3%)	(0.1%)	(5.2%)
Catastrophe loss ratio - current year	5.1%	11.9%	(6.8%)
Catastrophe loss ratio - prior year	0.4%	0.4%	0.0%
Loss and loss adjustment expense ratio	54.8%	58.9%	(4.1%)
Acquisition cost ratio	26.4%	26.8%	(0.4%)
Other underwriting expense ratio	16.5%	15.2%	1.3%
Combined ratio	97.7%	100.9%	(3.2%)

•Gross premiums written increased by $37.9 million, or 14.1%, primarily driven by growth in specialty insurance and reinsurance classes and hardening rates on property insurance classes, partially offset by a modest decrease in casualty insurance.
•Catastrophe losses (current and prior year), net of reinsurance, were $9.8 million driven by the Vermont floods, Hurricane Idalia and the Hawaii wildfires.
•Net favorable attritional prior year reserve development was $9.5 million or 5.3 points driven by reserve releases on our specialty and property classes of business.
•The acquisition cost ratio decreased by 0.4 points in the third quarter, compared to the same period in 2022 primarily driven by a change in business mix.
•The other underwriting expense ratio increased by 1.3 points in the third quarter, compared to the same period in 2022 driven by increased headcount as we built out underwriting teams supporting the corresponding increase in premium volume.

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2023	September 30, 2022	Change
Gross premiums written	$166,983	$131,583	$35,400
Net premiums written	148,945	116,492	32,453
Net premiums earned	158,404	138,636	19,768
Underwriting income (loss)	$20,809	$(64,712)	$85,521

Key ratios:
Attritional loss ratio - current year	55.1%	53.0%	2.1%
Attritional loss ratio - prior year	5.7%	21.7%	(16.0%)
Catastrophe loss ratio - current year	2.6%	46.8%	(44.2%)
Catastrophe loss ratio - prior year	(4.2%)	(1.8%)	(2.4%)
Loss and loss adjustment expense ratio	59.2%	119.7%	(60.5%)
Acquisition cost ratio	19.8%	17.2%	2.6%
Other underwriting expense ratio	7.9%	9.8%	(1.9%)
Combined ratio	86.9%	146.7%	(59.8%)
•Gross premiums written increased by $35.4 million, or 26.9%, primarily attributable to increases related to expanded participation and improved pricing on the renewed casualty reinsurance and property insurance lines and new business.
•Catastrophe losses (current and prior year), net of reinsurance, were $2.5 million favorable, driven by favorable development on convective storms from earlier this year and favorable prior year development, partially offset by the Hawaii wildfires and Hurricane Idalia.
•Net unfavorable attritional prior year reserve development was $9.1 million or 5.7 points due to unfavorable development primarily on discontinued property reinsurance business.
•The acquisition cost ratio increased by 2.6 points in the third quarter, compared to the same period in 2022 driven by a change in mix of business and the impact of profit commissions.
•The other underwriting expense ratio decreased by 1.9 points in the third quarter, compared to the same period in 2022 driven by a growth in premium base and our continued focus on expense management.

Investments and Shareholders’ Equity as of September 30, 2023
•Total invested assets and cash of $3.8 billion versus $3.4 billion at December 31, 2022.
•Total shareholders’ equity of $1.8 billion compared to $1.7 billion at December 31, 2022.

•Book value per share of $17.35 versus $16.14 at December 31, 2022, an increase of 7.5%.

Conference Call Details and Additional Information
Conference Call Information
Hamilton will host a conference call to discuss its financial results on Wednesday, December 6, 2023, at 10:00 a.m. ET. The conference call can be accessed by dialing 1-888-350-3870 (US toll free), or 1-646-960-0308, and entering the conference ID 6439207.

A live, audio webcast of the conference call will also be available through the Investors portal of the Company’s website at www.investors.hamiltongroup.com.

A replay of the audio conference call will be available at www.investors.hamiltongroup.com or by dialing 1-800-770-2030 (U.S. toll free), or 1-647-362-9199, and entering the conference ID 6439207.
About Hamilton Insurance Group, Ltd.

Hamilton Insurance Group, Ltd. is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands)	September 30, 2023	December 31, 2022
Assets
Fixed maturity investments, at fair value (amortized cost 2023: $1,730,262; 2022: $1,348,684)	$1,631,471	$1,259,476
Short-term investments, at fair value (amortized cost 2023: $347,623; 2022: $285,130)	348,968	286,111
Investments in Two Sigma Funds, at fair value (cost 2023: $891,791; 2022: $731,100)	979,986	740,736
Total investments	2,960,425	2,286,323
Cash and cash equivalents	804,548	1,076,420
Restricted cash and cash equivalents	98,979	130,783
Premiums receivable	689,042	522,670
Paid losses recoverable	138,314	90,655
Deferred acquisition costs	151,314	115,147
Unpaid losses and loss adjustment expenses recoverable	1,157,123	1,177,863
Receivables for investments sold	19,044	371
Prepaid reinsurance	232,211	164,313
Goodwill and intangible assets	89,589	86,958
Other assets	164,015	167,462
Total assets	$6,504,604	$5,818,965

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$2,948,822	$2,856,275
Unearned premiums	951,596	718,188
Reinsurance balances payable	367,954	244,320
Payables for investments purchased	117,836	48,095
Term loan, net of issuance costs	149,801	149,715
Accounts payable and accrued expenses	159,681	138,050
Payables to related parties	9,060	20
Total liabilities	4,704,750	4,154,663

Non-controlling interest – TS Hamilton Fund	129	119

Shareholders’ equity
Common shares:
Class A, authorized (2023 and 2022: 53,993,690), par value $0.01; issued and outstanding (2023 and 2022: 30,520,078)	305	305
Class B, authorized (2023: 65,480,684 and 2022: 50,480,684 ), par value $0.01; issued and outstanding (2023: 42,658,302 and 2022: 42,042,155)	427	420
Class C, authorized (2023 and 2022: 30,525,626), par value $0.01; issued and outstanding (2023 and 2022: 30,525,626)	305	305
Additional paid-in capital	1,128,553	1,120,242
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	674,576	547,352
Total shareholders' equity	1,799,725	1,664,183

Total liabilities, non-controlling interest, and shareholders' equity	$6,504,604	$5,818,965

Consolidated Statement of Operations

	Three months ended September 30,		Nine months ended September 30,
($ in thousands, except per share information)	2023	2022	2023	2022
Revenues
Gross premiums written	$474,123	$400,811	$1,517,247	$1,305,421
Reinsurance premiums ceded	(90,557)	(100,000)	(400,475)	(366,933)
Net premiums written	383,566	300,811	1,116,772	938,488

Net change in unearned premiums	(46,530)	(5,868)	(164,374)	(107,021)
Net premiums earned	337,036	294,943	952,398	831,467

Net realized and unrealized gains (losses) on investments	47,343	(67,380)	101,881	146,640
Net investment income (loss)	8,069	(5,255)	17,719	(22,185)
Total realized and unrealized gains (losses) on investments and net investment income (loss)	55,412	(72,635)	119,600	124,455

Other income (loss)	2,386	2,727	7,838	9,117
Net foreign exchange gains (losses)	1,432	1,906	(3,953)	15,382
Total revenues	396,266	226,941	1,075,883	980,421

Expenses
Losses and loss adjustment expenses	191,577	257,963	519,554	597,014
Acquisition costs	78,537	65,735	220,532	194,795
General and administrative expenses	63,035	46,344	158,075	135,290
Amortization of intangible assets	2,794	3,178	7,869	9,874
Interest expense	5,288	4,102	16,007	11,255
Total expenses	341,231	377,322	922,037	948,228

Income (loss) before income tax	55,035	(150,381)	153,846	32,193
Income tax expense	2,387	1,054	6,908	3,103
Net income (loss)	52,648	(151,435)	146,938	29,090

Net income (loss) attributable to non-controlling interest	9,065	(15,318)	15,076	68,069

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$43,583	$(136,117)	$131,862	$(38,979)

Per share data
Basic income (loss) per share attributable to common shareholders	$0.42	$(1.32)	$1.27	$(0.38)
Diluted income (loss) per share attributable to common shareholders	$0.41	$(1.32)	$1.26	$(0.38)

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate its performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The table below reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	September 30, 2023	September 30, 2022
Underwriting income (loss)	$24,866	$(66,075)
Total realized and unrealized gains (losses) on investments and net investment income (loss)	55,412	(72,635)
Other income (loss), excluding third party fee income	85	(517)
Net foreign exchange gains (losses)	1,432	1,906
Corporate expenses	(18,678)	(5,780)
Amortization of intangible assets	(2,794)	(3,178)
Interest expense	(5,288)	(4,102)
Income tax expenses	(2,387)	(1,054)
Net income (loss), prior to non-controlling interest	$52,648	$(151,435)

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International segment for management services provided to third party syndicates and consortia. We believe that this measure is a relevant component of our underwriting income (loss).

The table below reconciles third party fee income to other income, the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	September 30, 2023	September 30, 2022
Third party fee income	$2,301	$3,244
Other income (loss), excluding third party fee income	85	(517)
Other income (loss)	$2,386	$2,727
Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 9, Segment Reporting in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The table below reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	September 30, 2023	September 30, 2022
Other underwriting expenses	$44,357	$40,564
Corporate expenses	18,678	5,780
General and administrative expenses	$63,035	$46,344

Special Note Regarding Forward-Looking Statements
This information may contain forward-looking statements which reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Hamilton. There can be no assurance that future developments affecting Hamilton will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts. These forward-looking statements are not a guarantee of future performance and involve risk and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including the following:

•our results of operations and financial condition could be adversely affected by unpredictable catastrophic events, global climate change or emerging claim and coverage issues;
•our business could be materially adversely affected if we do not accurately assess our underwriting risk, our reserves are inadequate to cover our actual losses, our models or assessments and pricing of risks are incorrect or we lose important broker relationships;
•the insurance and reinsurance business is historically cyclical and the pricing and terms for our products may decline, which would affect our profitability and ability to maintain or grow premiums;

•we have significant foreign operations that expose us to certain additional risks, including foreign currency risks and political risk;
•we do not control the allocations to and/or the performance of the Two Sigma Hamilton Fund’s investment portfolio, and its performance depends on the ability of its investment manager, Two Sigma, to select and manage appropriate investments and we have a limited ability to withdraw our capital accounts;
•Two Sigma Principals, LLC, the managing member of Two Sigma Hamilton Fund, Two Sigma and their respective affiliates have potential conflicts of interest that could adversely affect us;
•the historical performance of Two Sigma is not necessarily indicative of the future results of the Two Sigma Hamilton Fund’s investment portfolio or of our future results;
•our ability to manage risks associated with macroeconomic conditions resulting from the global COVID-19 pandemic or any other public health crisis, current or anticipated military conflict, including the ongoing Ukraine conflict, terrorism, sanctions, rising energy prices, inflation and interest rates and other geopolitical events globally;
•our ability to compete successfully with more established competitors and risks relating to consolidation in the reinsurance and insurance industries;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our dependence on key executives, including the potential loss of Bermudian personnel as a result of Bermuda employment restrictions, and inability to attract qualified personnel, in particular in very competitive hiring conditions;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•risks associated with our investment strategy being greater than those faced by competitors;
•changes in the regulatory environment and the potential for greater regulatory scrutiny of the Group going forward as a result of the outsourcing arrangements;
•a cyclical downturn of the reinsurance industry;
•operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates;
•we are a holding company with no direct operations, and our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us is restricted by law;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•our potentially becoming subject to U.S. federal income taxation;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our costs will increase as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations;
•if we were to identify a material weakness and were unable to remediate this material weakness, or fail to achieve and maintain effective internal controls, our operating results and financial condition could be impacted and the market price of our Class B common shares may be negatively affected;
•the lack of a prior public market for our Class B common shares, our share price may be volatile and anti-takeover provisions contained in our organizational documents could delay management changes;
•the potential that the market price of our Class B common shares could decline due to future sales of shares by our existing shareholders;
•applicable insurance laws, which could make it difficult to effect a change of control of our company;

•investors may have difficulties in serving process or enforcing judgments against us in the United States;
•and other factors affecting future results disclosed in the Company’s filing with the SEC, including the Prospectus and Quarterly Report on Form 10-Q.
Investor contacts:
Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Ferris
kelly.ferris@hamiltongroup.com